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                          FIRST CITIZENS BANC CORP

                                 EXHIBIT 99.2

KMPG PEAT MARWICK LLP

Suite 1200
150 West Jefferson
Detroit, MI 48226-4429



                          Independent Auditors' Report
                          ----------------------------


Shareholders and Board of Directors
First Citizens Banc Corp:

We have audited the accompanying consolidated statement of earnings, shareholders equity, and cash flows of First Citizens Banc Corp for the year ended December 31, 1994. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of First Citizens Banc Corp and subsidiaries for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in notes 1 and 4, the Corporation changed in 1994 its method of accounting for the investment securities to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.


                                        /s/KMPG Peat Marwick LLP

January 13, 1995
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FIRST CITIZENS BANC CORP

SHAREHOLDER INFORMATION

The Annual Meeting of the Shareholders of First Citizens Banc Corp will be held at The Citizens Banking Company, 100 East Water Street, Sandusky, Ohio on April 15, 1997 at 2:00 p.m. Notice of the meeting and a proxy statement will be sent to shareholders in a separate mailing.

REGISTRAR AND TRANSFER AGENT
Fifth Third Bank
Corporate Trust Stock Transfer Division
38 Fountain Square Plaza
Cincinnati, Ohio 45202

FIRST CITIZENS BANC CORP
100 East Water Street
Sandusky, Ohio 44870
Tel: (419)625-4121 Fax: (419)627-0103

AFFILIATE
The Citizens Banking Company
100 East Water Street
Sandusky, Ohio 44870
Tel: (419)625-4121 Fax: (419)627-0103

The Castalia Banking Company
208 South Washington Street
Castalia, Ohio 44870
Tel: (419)684-5333 Fax: (419) 684-7051

SCC Resources, Inc.
165 East Water Street
Sandusky, Ohio 44824
Tel: (419)625-1605 Fax: (419)625-0081

R.A. Reynolds Appraisal Services, Inc.
165 East Water Street
Sandusky, Ohio 44870
Tel: (419)625-1605 Fax: (419)625-0081



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